UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Easterly Government Properties, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 K Street NW Suite 775 North
Washington, District of Columbia		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DEA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on April 22, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Easterly Government Properties, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to increase the aggregate number of shares authorized for issuance under the 2024 Plan from 1,440,000 shares (adjusted for the 1-for-2.5 reverse stock split of the Company's issued and outstanding shares of common stock, which became effective on April 28, 2025) to 4,315,000 shares of common stock, reflecting an increase of 2,875,000 shares (the “2024 Plan Amendment”). The 2024 Plan Amendment is designed to enhance the flexibility to grant equity awards to the Company’s officers, employees, non-employee directors, and consultants and to ensure that the Company can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Company’s board of directors (the “Board”) and/or the compensation committee of the Board (the “Compensation Committee”).

The 2024 Plan Amendment was previously approved, subject to stockholder approval, by the Board on March 20, 2026. The 2024 Plan Amendment became effective upon receipt of stockholder approval on April 22, 2026, at the Annual Meeting.

A detailed summary of the material features of the 2024 Plan, as amended, is set forth in proposal 3 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2026, which description is incorporated herein by reference. The foregoing description of the 2024 Plan Amendment is qualified in its entirety by reference to the full text of the 2024 Plan Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2026, the Company held the Annual Meeting, at which the stockholders voted on the proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Darrell W. Crate	32,281,587	311,896	44,575	6,936,064
William H. Binnie	30,501,878	2,094,320	41,859	6,936,065
Michael P. Ibe	32,137,083	459,632	41,344	6,936,063
Cynthia A. Fisher	27,708,654	4,888,284	41,121	6,936,063
Scott D. Freeman	30,939,485	1,657,718	40,854	6,936,065
Emil W. Henry, Jr.	30,874,852	1,721,976	41,231	6,936,063
Tara S. Innes	32,237,349	354,736	45,972	6,936,065

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,182,355	2,310,990	144,712	6,936,065

Proposal No. 3: Approval of the 2024 Plan Amendment.

For	Against	Abstain	Broker Non-Votes
25,392,675	7,101,741	143,641	6,936,065

Proposal No. 4: Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
38,683,687	802,906	87,529

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Amendment No. 1 to the Easterly Government Properties, Inc. 2024 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ Franklin V. Logan
Name:	Franklin V. Logan
Title:	Executive Vice President, General Counsel and Secretary

Date: April 24, 2026